UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2012

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On September 28, 2012, Dollar Tree, Inc. (“Company”) sold its ownership interest in Ollie’s Holdings, Inc (“Ollie’s”).  The Company originally acquired its Ollie’s ownership interest in 2003.  The Company expects the sale to have a favorable impact on third quarter earnings with an increase to net income otherwise reported of approximately $0.16 to $0.17 per diluted share.

The information contained in this item is being furnished to the Securities and Exchange Commission.  Such information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS:  The information contained in this item contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, or estimate.  For example, our forward-looking statements include statements regarding third quarter diluted earnings per share.  For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” "Business," and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10 - K filed March 15, 2012, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections in our Quarterly Report on Form 10-Q filed August 16, 2012 and in our other filings with the Securities and Exchange Commission.  We are not obligated to release publicly any revisions to any forward-looking statements contained in this item to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE, INC.

Date: September 28, 2012	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer